EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), David C. Paul, Chairman and Chief Executive Officer and Richard A. Baron, Senior Vice President and Chief Financial Officer of Globus Medical, Inc. (the “Company”), each certifies with respect to the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2012 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 21, 2012	/s/ DAVID C. PAUL
David C. Paul
Chairman
Chief Executive Officer

Dated:	August 21, 2012	/s/ RICHARD A. BARON
Richard A. Baron
Senior Vice President
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.